POWER OF ATTORNEY

KNOW  ALL  BY  THESE  PRESENTS,   that  the  undersigned   hereby  constitutes  and appoints  Dan  A. Camardo,  Maia Hansen,  Alan Donovan  and  Barbara  Cameron  as the true and lawful  attorney  or  attorneys-in-fact,  with  full  power  of  substitution  and  revocation,  for  the undersigned  and  in the  name,  place  and  stead  of the undersigned,  in any  and  all capacities,  to execute,  on  behalf  of  the  undersigned,  (1) any  and  all  notices  pursuant  to Rule  144  under  the Securities Act of 1933, as amended, with respect to sales of common shares or other securities of Athersys, Inc., including, without limitation, all notices of proposed sale on Form 144, and (2) any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial  ownership of common shares or other securities of Athersys,  Inc., including,  without  limitation,  all  initial  statements  of  beneficial  ownership  on  Form  3,  all statements  of  changes  in  beneficial  ownership  on  Form  4,  all  annual  statements  of  beneficial ownership  on  Form  5  and  all  successor  or  similar  forms,  to  be  filed  with  the  Securities  and Exchange Commission,  to execute any and all amendments  or supplements  to any such notices, statements  or  reports,  and  to  file  the  same,  with  all  exhibits  thereto,  and  other  documents  in connection therewith, with the Securities and Exchange Commission,  granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing  requisite  and  necessary  to  be done  in and  about  the premises  (including,  without limitation, completing, executing, delivering and filing a Form ID and any ancillary agreements or documents  to apply  for electronic  filing  codes),  as fully  and  to all intents  and  purposes  as  the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, and each of them, in serving in such capacity at the request of the undersigned, are not assuming any of the responsibilities of the undersigned to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or any other legal requirement. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

/s/ Joseph P. Nolan
                        ________________________________
                        Name: Joseph P. Nolan

Date:  January 5, 2023